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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



                                  [LETTERHEAD]



The Board of Directors
Sify Limited (formerly known as Satyam Infoway Limited)
Tidel Park
2nd Floor
No. 4, Canal Bank Road
Taramani
Chennai 600 113
India

29 June 2004

Dear Sirs

We consent to the incorporation by reference in the registration statements (Registration Statement Nos. 333-101322 and 333-107938) on Form S-8 and the registration statements (Registration Nos. 333-101915) on Form F-3 of Sify Limited, of our report dated 19 April 2004, with respect to the consolidated balance sheets of Sify Limited (Formerly known as Satyam Infoway Limited) as of 31 March 2004 and 2003 and the related consolidated statement of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three year period ended 31 March 2004, which report appears in the Form 20-F of Sify Limited dated 29 June 2004.

Yours faithfully

/s/ KPMG LLP

KPMG LLP